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                                                                    EXHIBIT 10.1

                                  May 2, 2000

Sepco Industries, Inc.
Bayou Pumps, Inc.
American MRO, Inc.
7272 Pinemont
Houston, Texas 77040
Attention: Chief Financial Officer

     Re: Second Amended and Restated Loan and Security Agreement with Fleet Capital Corporation -- Application of Proceeds from Sale of Brittmoore Property and LaBranch Property -- Adjustment of Reserves and Term Loan Amortization

Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement, dated as of April 1, 1994, executed by Sepco Industries, Inc. ("Sepco") and Barclays Business Credit, Inc. (as amended from time to time, the "Loan Agreement"). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement. Sepco, Bayou Pumps, Inc. ("Bayou"), and American MRO, Inc. ("American") (Sepco, Bayou and American are hereinafter collectively referred to as the "Borrower") and Fleet Capital Corporation (successor-in-interest to Barclays Business Credit, Inc. and being hereinafter referred to as the "Lender") are the present parties to the Loan Agreement.

     Lender and Borrower agree as follows:

     1) Sepco sold on March 15, 2000 the Brittmoore, Houston, Texas real property (the "Brittmoore Property"), $1,000,594.80 of the proceeds from the sale of the Brittmoore Property was paid by Sepco to Lender and applied to the Acquisition Term Loan (the "Brittmoore Property Proceeds").

     2) Sepco sold in April of 2000 the LaBranch, Houston, Texas real property (the "LaBranch Property"). The net proceeds from the sale of the LaBranch Property (the "LaBranch Property Proceeds") were applied to the
Obligations in the following order:

          a) The amount of the LaBranch Property Proceeds necessary so that when combined with the Brittmoore Property Proceeds the aggregate amount equaled $1,500,000 was applied to the Acquisition Term Loan; and

          b) the remaining amount of the LaBranch Property Proceeds was applied to the Revolving Credit Loans.
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May 2, 2000
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     3)  Effective upon the closing of the sale of the LaBranch Property, a
$600,000 reserve was established by Lender against otherwise available
Revolving Credit Loans to account for the anticipated taxes to be paid by Sepco in connection with the sale of the Brittmoore Property and the LaBranch
Property (the "Tax Reserve"). The Tax Reserve shall be eliminated at such time that Borrower produces evidence satisfactory to Lender that Sepco has paid all taxes to be paid by Sepco in connection with the sale of the Brittmoore
Property and the LaBranch Property.

     4) Provided that (i) the David Little Loan has been restructured in a manner and pursuant to executed documentation in form and substance satisfactory to Lender, in its sole discretion, and (ii) no Default or Event of Default has occurred and is continuing, Borrower and Lender agree, beginning with the monthly principal amortization payment due on the Term Loan and the Acquisition Term Loan on June 1, 2000, to decrease the aggregate monthly principal amortization payments on the Term Loan and the Acquisition Term Loan to the aggregate amount of $131,000 and to execute such documentation as shall be required by Lender and to effectuate such a reduction in the monthly principal amortization on the Acquisition Term Loan and the Term Loan, such documentation to be in form and substance satisfactory to Borrower and Lender.

     The Borrower and Lender hereby further agree that the provisions of this letter (i) shall not constitute a waiver of any past, present or future violation or violations of any provision of the Loan Agreement or any of the Other Agreements, and (ii) shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Lender's right at any time to exercise any right, privilege, or remedy in connection with the Loan Agreement, any Other Agreement, or any other contract or instrument, or (b) amend or alter any provision of the Loan Agreement, any Other Agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of Borrower or any right, privilege, or remedy of Lender under the Loan Agreement, any Other Agreement, or any other contract or instrument.

     Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement and the Other Agreements shall remain and continue in full force and effect.

     Lender reserves all of its rights, privileges and remedies under the Loan Agreement, each Other Agreement and any other contracts or instruments executed by Borrower and/or for the benefit of Lender. In order to induce Lender to execute this letter, Borrower accepts and agrees to each provision of this letter.

     Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Lender for any purpose unless and until Lender receives a copy of this letter which has been duly signed by the Borrower.
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May 2, 2000
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                                                  Yours very truly,

                                                  FLEET CAPITAL CORPORATION

                                                  By:    /s/ H. MICHAEL WILLIS
                                                         ----------------------
                                                  Its:   Sr. Vice President


AGREED AND ACCEPTED:

SEPCO INDUSTRIES, INC.

By:    /s/ GARY A. ALLCORN
      ---------------------
Its:  VP Finance

BAYOU PUMPS, INC.

By:    /s/ GARY A. ALLCORN
      ---------------------
Its:  VP Finance


AMERICAN MRO, INC.

By:    /s/ GARY A. ALLCORN
      ---------------------
Its:  VP Finance